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                                                                    EXHIBIT 24.2


                    SECRETARY'S CERTIFICATE OF SUNOCO, INC.

        I, Ann C. Mule, General Attorney and Corporate Secretary of Sunoco, Inc., hereby certify that the following is a true, correct and complete copy of a resolution adopted at a meeting of the Board of Directors of Sunoco, Inc., duly called and held on March 4, 1999, at which a quorum was present and acting throughout, and that no action has been taken to rescind or amend said resolution and that the same is now in full force and effect:

        (99:0304-5)

            RESOLVED, That the Sunoco, Inc. Shareholder Access & Reinvestment Plan (the "Plan") for Sunoco, Inc. common stock, $1.00 par value (the "Sunoco Common Stock"), be and hereby is, approved in the form presented to this meeting, subject to such technical changes or amendments as may be approved by the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Financial Officer, or the Comptroller of this Corporation (each such officer and/or delegate being an "Authorized Officer"); and

            FURTHER RESOLVED, That the registration statement on Form S-3 for 1 million shares of Sunoco Common Stock, to be utilized in the Plan, is approved and the Authorized Officers are authorized to sign and file with the Securities and Exchange Commission on behalf of this Corporation a registration statement substantially in the form presented to this meeting and to make any amendments thereto, and to take such other action as may be necessary to make such registration statement effective; and

            FURTHER RESOLVED, That the Authorized Officers be, and each hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to do all acts and things whatsoever as may be necessary or appropriate to effect, or as such Authorized Officer may deem necessary or desirable, in order to effectuate or carry out the purposes and intent of the foregoing resolutions, including, by way of example and not of limitation, the further delegation of the authority granted hereunder, the entering into trustee and agency agreements, the execution and filing of state blue sky notices and statements, and the execution and filing of exchange listing applications, in compliance with regulations adopted under applicable federal and state securities laws, and that all actions heretofore taken by such Authorized Officer in order to effectuate or carry out the purposes and intent of the foregoing resolutions are hereby ratified, adopted and approved.

                                        /s/ ANN C. MULE
                                        ---------------
                                        Ann C. Mule
                                        General Attorney and Corporate Secretary

Philadelphia, PA
May 19, 1999                               [CORPORATE SEAL]